SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 3, 2019

SCPHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

001-38293	46-5184075
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 District Avenue, Suite 310 Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 517-0730

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

scPharmaceuticals Inc. (the “Company”) is filing this Current Report on Form 8-K to recast certain historical financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”), originally filed with the Securities and Exchange Commission (“SEC”) on March 21, 2018, to reflect the Company’s early adoption of ASU 2016-02, Leases (Topic 842) (“ASC 842”), with retrospective application to January 1, 2016. All other information provided in the 2017 Form 10-K remains unchanged and this report does not modify or update the disclosures in the 2017 Form 10-K in any way other than with respect to the retrospective adoption of ASC 842.

ASC 842 is intended to improve financial reporting of leasing transactions by requiring organizations that lease assets to recognize assets and liabilities for the rights and obligations created by leases that extend more than twelve months on the balance sheet. This accounting update also requires additional disclosures surrounding the amount, timing, and uncertainty of cash flows arising from leases. Adoption of the standard requires the Company to restate certain previously reported results, including the recognition of additional right-of-use assets and lease obligations for operating leases.

The recast historical financial statements are filed as Exhibit 99.1 to this report and are incorporated herein by reference. This report does not reflect events occurring after the original filing of the 2017 Form 10-K and should be read in conjunction with other information that the Company has filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

23.1	Consent of RSM US LLP

99.1	Financial Statements and Notes thereto, as modified solely to include retrospective adoption of ASU 2016-02, Leases (Topic 842).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCPHARMACEUTICALS INC.

Date: January 3, 2019	By:	/s/ John H. Tucker
	Name:	John H. Tucker
	Title:	President, Chief Executive Officer and Principal Executive Officer